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                                             EXHIBIT 10(iv)


                                  BORDEN, INC.                02/28/94

                         1994 MANAGEMENT INCENTIVE PLAN



1.   PURPOSES

The purposes of the Plan are (a) to provide an incentive to officers, other key executives and managerial employees of the Company, (b) to attract, motivate, and retain in the employ of the Company and its Subsidiaries individuals of outstanding competence, (c) to enable the Company to compete with other organizations offering similar arrangements, and (d) to further identify the interest of officers, other key executives and managerial employees of the Company and its Subsidiaries with those of the Company's shareholders generally.


2.   INCENTIVE COMPENSATION AMOUNT

For each Compensation Year, commencing with the calendar year 1994 and continuing through the calendar year 1998, the Incentive Compensation Amount shall be equal to the sum of the awards granted under both the annual and long-term portions of the Plan.


3.   CERTIFICATION

     3.01 As soon as practicable after the end of each Compensation Year, the independent accounting firm employed by the Company as its auditors shall examine and report on the incentive compensation computation for such Compensation Year or Years. Such report shall be in all respects final and conclusive on the Company and its shareholders, the Committee, the members at any time of the Incentive Compensation Group, the Participants and their Beneficiaries, and all others who may be eligible for incentive compensation awards or to whom such awards may be made or claiming under the Plan or otherwise, and, except and to the extent amended by such auditors within six weeks after submission to the Board of Directors, shall remain final and conclusive as to the incentive compensation computation for such Compensation Year irrespective of any subsequently discovered miscalculation or error and irrespective of the results of any subsequent audit or review by the Commissioner of Internal Revenue, or as the result of the action or decision of any other agency or tribunal.

     3.02 In addition to certification of the Incentive Compensation Amount, the independent accounting firm employed by the Company shall certify that each annual and long-term award has been computed in accord with the formula, if any, applicable to such award.

     3.03 Such certification reports by the Company's auditors of the Incentive Compensation Amount and individual awards for each Compensation Year shall be directed to and delivered to the Committee on Officers' Compensation which shall then issue its certification of the results.




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NOTE:  Unless otherwise required by the  Plan, the terms capitalized in the
Plan and defined in Section 14 thereof, have the meanings ascribed to such terms in such Section 14.

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4.   INCENTIVE COMPENSATION GROUP

     4.01 The Incentive Compensation Group for any Compensation Year shall consist of the Chief Executive Officer of the Company and, subject to the provisions of paragraph 4.02 below, such other officers and other key executives and managerial employees of the Company and its Subsidiaries as the Committee may select for such Compensation Year in the manner hereinafter provided.

     4.02 An employee selected for participation for any Compensation Year in an incentive compensation, profit participation or bonus plan of any Subsidiary, division or profit center of the Company shall not be eligible for participation in this Plan for such Compensation Year except for the period of time during such Compensation Year in which he is both a key executive or managerial employee of a Corporate Division or Subsidiary.

     4.03(a) Prior to the commencement of each Compensation Year, or such later date permitted under regulations issued under Section 162(m), the Committee shall select from the employees eligible for the Incentive Compensation Group for such Compensation Year the employees who, in addition to the Chief Executive Officer, will, in the opinion of the Committee, contribute substantially to the progress and earning power of the Company and at the time of such selection the Committee shall determine the basis for participation of each employee so selected. The selection by the Committee of such employees and its determination of the basis of participation of the members of the Incentive Compensation Group shall, except in the case of the Chief Executive Officer, be made on the recommendation of the Chief Executive Officer or on the recommendation of such other officer or officers of the Company as he may designate, but the Committee shall have full authority to act with respect to the selection and participation of all employees, including the Chief Executive Officer.

     (b) In determining the amount that any member of the Incentive Compensation Group who is or becomes a key executive or managerial employee of a Corporate Division or Subsidiary of the Company during the Compensation Year in which he is a member of the Incentive Compensation Group, may be eligible to receive under this Plan, the Committee shall take into consideration and make appropriate allowance for the amount which such member may be eligible to receive under any other incentive compensation, profit participation or bonus plan of the Corporate Division or Subsidiary of which such member is a key executive or managerial employee.

     4.04 Notwithstanding the provisions of paragraph 4.03 above, the Committee may, at any time prior to the end of a Compensation Year, on recommendation of the Chief Executive Officer or such other officer or officers of the Company as he may designate, (a) add members to the Incentive Compensation Group for such Compensation Year from among employees who have become eligible under the Plan during such Compensation Year as the result of entering the employ of the Company or a Subsidiary, promotions or otherwise, (b) eliminate members from the Incentive Compensation Group, or (c) reduce the amount of incentive compensation for any member or members for any reason





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deemed good and sufficient in the Committee's discretion.

     4.05 An employee shall be eligible for selection as a member of the Incentive Compensation Group for a Compensation Year only if employed by the Company or a Subsidiary on a full-time basis at the time selected.

     4.06 No member of the Committee shall, while serving on the Committee, be eligible for membership in the Incentive Compensation Group.

     4.07 A member of the Board of Directors of the Company or any committee thereof shall not be eligible for membership in the Incentive Compensation Group unless he shall also be an employee meeting the requirements of paragraph
4.05 above, but, if such an employee, he shall not be ineligible because he is such a director.

     4.08 Every member of the Committee while serving in a voting capacity, shall meet all the criteria necessary to qualify as an outside director as defined under Section 162(m).



5.   AWARDS OF INCENTIVE
     COMPENSATION

     5.01 Subject to paragraph 5.04 below, the Committee may provide for annual incentive awards and long-term incentive awards of a multi-year nature.

     5.02(a)(i) Annual incentive awards, if any, if intended by the Committee to meet the exception for performance-based compensation qualified under
Section 162(m), shall be paid under a preestablished performance goal based on the business criterion of Pretax Income of the Company. The award procedure operates as follows: In advance of each Compensation Year (except for the 1994 Compensation Year with respect to which the Committee must act prior to April 1, 1994), or such later date permitted under regulations issued under Section 162(m), the Committee will establish a dollar amount representing targeted Pretax Income for that Compensation Year. At the same time, the Committee will establish, for each Participant selected to be eligible for an annual award for that Compensation Year, three percentages. The first represents the percentage of the Participant's salary paid during that Compensation Year that the Participant will receive as his annual award if the Company's actual Pretax Income for that Compensation Year equals the targeted Pretax Income. The second percentage, lower than the first, is the percentage of such salary that he will receive as an annual award if the Company's actual Pretax Income is a stated minimum amount, which is less than the targeted Pretax Income. The third and highest percentage, is the percentage of such salary that the Participant will receive if the Company earns at least a stated Pretax Income which is higher than the targeted Pretax Income. If the Company's actual Pretax Income is between the minimum and highest stated Pretax Income amounts, the participant will receive a prorated award.

     5.02(a)(ii) Annual incentive awards made under the Plan are expected to meet the exception for performance-based compensation qualified under Section 162(m). However, the Committee in it's sole discretion may make other awards which are different in amounts, form and time of payment, subject to paragraph
5.04 hereof and to any other terms and





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conditions that the Committee may impose.

     5.02(b)(i) Long-term incentive awards, if any, if intended by the Committee to meet the exception for performance-based compensation qualified under Section 162(m), shall be paid under a preestablished performance goal based on the business criterion of earnings per share ("e.p.s."). The long-term award arrangements and procedure are as follows: Each long-term award cycle shall consist of three calendar years. Each Compensation Year a new long-term award cycle begins and, while in that year, there may be up to two other cycles running from the two prior years, the calculation for each cycle shall be completely independent and separate from any other cycles running at the same time. In advance of each year, (except for the 1994 compensation year with respect to which the Committee must act prior to April 1, 1994), or such later date permitted under regulations issued under Section 162(m), as a new cycle is about to begin, the Committee establishes an e.p.s. "standard" dollar goal for each of the three years of the forthcoming cycle and percentages of the e.p.s. standard dollar goals below which no award will be earned and at which the maximum award will be earned. The Committee may also include as part of a cycle an increment of the allocation for the cycle as a whole. At the same time, the Committee will establish, for each Participant selected to be eligible for a long- term award, a dollar amount as a "standard" allocation that would be earned if the standard e.p.s. goal is attained and the percentages of the standard allocation to be earned at the lowest and highest compensable levels of e.p.s. for that year. After each year of each cycle, the actual e.p.s. achieved is compared with the "standard" e.p.s. for that year and a portion of the allocation for that cycle is credited if a stated minimum e.p.s. is earned, with the possibility of earning up to a maximum of 150% of the allocation for any cycle in which all three years of a cycle exceeded the "standard" e.p.s. If the Company's actual e.p.s. for a Compensation Year is between the minimum, the standard, and highest stated e.p.s. for such year, the Participant will receive an award prorated accordingly.

     5.02(b)(ii) Long-term incentive awards, made under the Plan are expected to meet the exception for performance-based compensation qualified under
Section 162(m). However, the Committee in its sole discretion may make other awards which are different in amounts, form and time of payment, subject to paragraph 5.04 hereof and to such other terms and conditions, if any, as the Committee may impose.

     Notwithstanding the above provisions of this paragraph 5.02, the Committee may, in its discretion, reduce, or add additional conditions that would reduce, the amount of compensation otherwise payable if any performance goal and other conditions and requirements are not met.

     5.03 As promptly as practicable after receiving notice, pursuant to paragraph 3.03 above, that an incentive compensation computation is available for a Compensation Year, and individual incentive amounts have been computed, the Committee shall determine the time and form of payment of such awards as hereafter more specifically provided. At the same time, the Committee may, on recommendation of the Chief Executive Officer or such other officer or officers of the Company as he may designate, make awards of incentive compensation to





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employees who were eligible for the Incentive Compensation Group for such
Compensation Year but who had not been selected as members of the Incentive Compensation Group during such Compensation Year pursuant to the provisions of paragraphs 4.03 and 4.04, and shall similarly determine the time and form of payment of such awards. Awards may be made either in cash, in shares of Common Stock of the Company, in Share Units, or partly in one form and partly in one or more other forms. In the case of an award in shares or Share Units, the number shall be determined by using the Fair Market Value per share of Common Stock on the date the award is approved for payment.

     5.04 In no event shall any annual incentive award, made for any Compensation Year to any Participant, exceed the lesser of 100% of the annual salary of such Participant at the Participant's final salary rate for such Compensation Year, or such other percentage of salary as the Committee may have fixed in advance of such Compensation Year. Neither shall any long-term incentive award exceed the lesser of 100% of the Participant's annual salary at his final salary rate or such other percentage of salary as the Committee may have fixed in advance of the Compensation Year. For the purpose of the Plan, including, without limitation, this paragraph 5.04, the final year of a cycle shall be deemed to be the Compensation Year of such cycle.

     5.05 If the employment of a member of the Incentive Compensation Group shall have terminated during a Compensation Year for any reason, other than for "cause", or if a member of the Incentive Compensation Group shall have been on leave of absence during any part of a Compensation Year, he, or, in the event of his death, such person or persons as the Committee, upon recommendation of the Chief Executive Officer or such officer or officers of the Company as he may designate, may in its discretion select, may (but need not) be granted such award, if any, or part thereof, but never in excess of the amount such member would have received if employed throughout the whole of such Compensation Year, on such basis, and upon such terms and conditions, if any, as the Committee may in its discretion determine.

     5.06 The reduction or elimination of an award for a Compensation Year of a member of the Incentive Compensation Group for any reason shall not serve to increase the awards for such Compensation Year to other members of the Incentive Compensation Group.

     5.07(a) Anything in paragraphs 3.01 or 5.01 above or elsewhere in the Plan to the contrary notwithstanding, but subject to Section 15 below, in the event of, or in anticipation of, a Change in Control, the Committee may, in its discretion

   (i) make pro-rata interim annual and long-term awards for the Compensation Year in which falls the Change in Control, based on a good faith calculation of a projected incentive compensation award for such Compensation Year utilizing among other things and if deemed appropiate by Committee, the lower of the estimated finiancial results for such Compensation Year or the financial results for the next preceding year, and

   (ii) make annual and long-term awards for the Compensation





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          Year next preceding the Compensation Year in which falls the Change in
          Control, prior to receipt of, or finalization of, the auditor's report provided for in paragraph 3.01 above, based upon the Committee's best estimate of the financial results for such Compensation Year.

     (b) For purposes of this paragraph 5.07, a "Change in Control" shall be deemed to occur if and when (i) an offeror other than the Company or a Subsidiary purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the membership of the Board changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty- four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (iv) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.


6.   TIME OF PAYMENT OF AWARDS

     6.01 The Committee may determine the time of payment of awards of incentive compensation by rules and regulations of general application, which may provide for payment of awards at the time such awards are made or for a class or classes of awards the payment of which shall be made, in whole or in part, to the Participant or, in the event of his death, to his Beneficiary, at a future time or times, in such installment or installments, if any, with or without interest or interest equivalents and subject to such conditions, if any, with respect to continued service or availability, non-competition or otherwise, as the Committee may prescribe.

     6.02 At the time that an employee shall be selected for participation in the Plan for any Compensation Year, or as soon as practicable thereafter, the Committee shall determine the amount, if any, of the award that may be made for such Compensation Year which shall be paid upon the making of such award and the portion of such award which shall be one of the class of awards established by the Committee pursuant to paragraph 6.01 above. If the Committee shall have failed to make such a determination in the case of any Participant for any Compensation Year, the award to such Participant shall be paid in cash at the time the award shall be made or as soon as practicable thereafter.

     6.03 In making the determination provided for in paragraph 6.02 above, the Committee may act with or without consultation with the Participant and to that end may permit Participants to indicate a preference as to the time of payment of any awards to be made to them.



7.   FORM OF PAYMENT OF AWARDS

     7.01 Once awards of incentive compensation have been earned, certified and approved by the Committee for any Compensation Year they shall be paid in cash, in shares of Common Stock, partly in





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cash and partly in such shares of Common Stock, or in the manner provided in paragraph 7.03 or in such other manner as the Committee may in its sole discretion from time to time determine.

     7.02 Shares of Common Stock may be issued or transferred in payment of an award subject to such restrictions as to transferability and as to such requirements, if any, as to re-transfer to the Company in the event of failure to comply with obligations as to continued service or availability, non-competition or otherwise as the Committee may prescribe.

     7.03 The Committee may in its discretion direct that a Participant be contingently credited with shares of Common Stock or Share Units in payment of an award, subject to such conditions, if any, as to continued service or availability, non-competition or otherwise as the Committee may prescribe, and may provide that the equivalent of any dividends paid on an equal number of outstanding shares of Common Stock be paid to the Participant either at the time such dividends are declared and paid or at some subsequent time or times or that additional shares of Common Stock or Share Units equal to the amounts of such dividends shall be contingently credited, subject to the same conditions, if any, as those attached to delivery of the shares or payment of cash in respect of Share Units in respect of which such dividend equivalents are credited. Provided there has been compliance with any conditions attached to the delivery or payment thereof, the shares and Share Units so contingently credited shall be issued, transferred or payment in respect thereof made, to the Participant or, in the event of his death, to his Beneficiary, at such time or times and in such installments, if any, as the Committee may direct.

     7.04 Cash contingently credited in payment of any award may carry such rate of interest equivalent as the Committee may prescribe by rules and regulations of general application, which shall in no event exceed the greater of five per cent (5%) per annum computed no less often than quarter-annually, and the 90-day prime certificate of deposit rate, determined quarter-annually, in each case with such periodic compounding, if any, as the Committee may prescribe.

     7.05 In the event that the Company's obligation to pay an award for a Compensation Year shall terminate or be reduced subsequent to such Compensation Year as the result of failure to comply with requirements or conditions attached thereto, or in the event that shares are re- transferred to the Company or shares or Share Units contingently credited or dividend equivalents in respect of shares or Share Units are cancelled, the amount thereof shall not thereby become available to other members of the Incentive Compensation Group.

     7.06 Shares of Common Stock to be transferred in payment of awards of incentive compensation may be authorized but unissued shares or treasury stock or shares acquired for the purpose of the Plan. Any and all shares purchased by the Company for the purpose of the Plan, unless and until transferred pursuant to the Plan (and not re-transferred to the Company), shall be and remain the property of the Company and shall be available for any corporate purposes; and neither the Incentive Compensation Group for any Compensation Year, individually or as a group, nor any Participant or Beneficiary nor any other





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person claiming under or through any of them, shall have any right, title or interest in or to any such shares unless and until transferred pursuant to the Plan.

     7.07 Shares of Common Stock transferred under the Plan and shares of Common Stock or Share Units contingently credited shall, for purposes of the Plan, be valued at the Fair Market Value of such shares, as determined by the Committee in the reasonable exercise of its discretion, (a) at the date as of which such shares are transferred or payment in respect of shares or Share Units is made or at the date shares or Share Units are contingently credited, as the case may be, or (b) when deemed by the Committee to warrant it, at the date an agreement for the transfer or contingent credit of such shares or Share Units is made, as the Committee may determine.

     7.08 Payment of dividends, dividend equivalents, interest or interest equivalents in respect of awards under the Plan, amounts equal to increases or decreases in market value in respect of shares of Common Stock transferred under the Plan and amounts based on such increases or decreases in respect of Share Units, shall not be charged against the amount of any award.

     7.09 Any award payable in shares of Common Stock under the Plan may, in the discretion of the Committee, be paid in cash on each date on which payment in shares would otherwise have been made, in an amount equal to the Fair Market Value on each such date, of a number of shares equal to the number of shares of Common Stock which would otherwise have been transferred on such date.

     7.10 Anything in the Plan to the contrary notwithstanding, in the case of an award or awards of incentive compensation made in Share Units, the Committee may reduce the amount payable with respect to such Share Units (but not to an amount below the amount of such award or awards) if, and to the extent that, the Committee determines that the amount payable would be in excess of reasonable compensation.

     7.11(a) Any award deferred under the Plan or under any of the Prior Management Incentive Plans may, in the discretion of the Committee and with the consent of the affected participant if necessary, be changed into any other form of deferred award authorized by this Section 7; and any award that shall be so changed shall be subject to all the terms and conditions of the Plan. Unless the Committee shall otherwise direct, cash contingently credited in payment of an outstanding award made under any of the Prior Management Incentive Plans shall carry interest equivalents at the rate and with such periodic compounding, if any, as may be prescribed from time to time by the Committee for cash contingently credited in payment of awards under the Plan.

     (b) Any award made to an employee who is at the time of the award, or later becomes, an officer of the Company, heretofore or hereafter deferred under an incentive plan of the Company or a Subsidiary, other than under the Plan, or under any of the Prior Management Incentive Plans, may, in the discretion of the Committee and with the consent of the affected officer if necessary, be changed into any other form of deferred award authorized by this
Section 7; and any award that shall be so changed shall





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be subject to all the terms and conditions of the Plan.

     7.12 The Company shall reserve up to 400,000 shares of Common Stock as required for issuance pursuant to the Plan and to the Prior Management Incentive Plans, provided, however, that in the event of any change in the Common Stock through merger, consolidation, or reorganization, or in the event of any dividend to holders of such stock payable in stock of the same class or the issue to such holders of rights to subscribe to stock of the same class, or in the event of any other change in the capital structure, the Committee or the Board of Directors on recommendation of the Committee may make such adjustments with respect to the number of shares reserved under this paragraph 7.12 or provided for under any other provision of this or any of the Prior Management Incentive Plans, as it deems equitable to prevent dilution or enlargement of the rights of any then or later holder of such stock.


8.   ADMINISTRATION

     8.01 The Plan shall be administered by the Committee on Officers' Compensation of the Board of Directors, which shall have full power and discretion to construe and interpret the Plan. No member of the Committee shall be eligible to receive an incentive compensation award while serving on the Committee and no person shall be eligible to serve on the Committee unless he shall be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such rule ("Rule 16b-3"), and an "outside director" within the meaning of Section 162(m). Nothing herein shall prevent the Board from imposing additional qualifications or requirements with respect to members of the Committee.

     Anything in this Plan to the contrary notwithstanding, but subject to paragraph 15 below, insofar as this Plan applies to employees who are not subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time, and who are not "covered employees" within the meaning of Section 162(m) with respect to equity securities of the Company, determinations and interpretations in individual cases can, if delegated by the Committee be made by, or at the direction of, the Chief Executive Officer of the Company.

     8.02 The Committee may establish and from time to time amend rules and regulations of general application for the administration of the Plan, subject to the provisions thereof, and rules for its own organization and procedure. The Committee may act or recommend by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by a majority of all the members of the Committee and all members of the Committee shall have been notified. The Company shall pay such compensation, if any, for the services of the members of the Committee and such of their expenses, if any, and any other expenses, of the Plan as the Board of Directors may from time to time approve.

     8.03 Any costs incidental to the administration of the Plan shall be borne by the Company.





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9.   CERTAIN PROVISIONS RELATING TO PARTICIPATION

     9.01 No member of the Incentive Compensation Group, no Participant, no Beneficiary, no person claiming under or through any of them, nor any other person shall have any right or interest, whether vested or otherwise, in the Plan or its continuance, or in or to the payment of any award under the Plan, whether such award be vested, contingent or otherwise, unless and until all the terms and conditions of the Plan, of any rules and regulations of the Committee thereunder, and of any instrument executed pursuant thereto, that affect such award and its payment, shall have been fully complied with as specifically provided in the Plan and the rules and regulations of the Committee thereunder. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except as may be specifically authorized by the Committee and no such rights shall be transferrable other than by will or the laws of descent and distribution. Rights may be exercised during the Participant's lifetime only by him or by his guardian or legal representative, except that a Participant may, under such rules and regulations as the Committee may establish, designate a Beneficiary to receive any unpaid portion of an award after his death.

     9.02 Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or any Subsidiary to dismiss or otherwise terminate the employment of any employee at any time for any reason with or without cause.

     9.03 By accepting any benefits under the Plan, each member of the Incentive Compensation Group, each Participant, each Beneficiary, and each person claiming under or through any of them, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action or decision taken or made or to be taken or made under the Plan by the Company, the Board of Directors and the Committee.


10.  GENERAL PROVISIONS

     10.01 Any action taken or decision made under the respective provisions of the Plan by the Company, the Board of Directors and the Committee, arising out of or in connection with the construction, administration, interpretation or effect of the Plan, or recommendations in accordance therewith, or of any rules and regulations adopted thereunder, including, without limitation, any adjustment in the number or class of shares to be issued or transferred under the Plan as the result of a change affecting the Common Stock shall in each case lie within the Committee's discretion and shall be conclusive and binding on the Company, its Subsidiaries and its shareholders and on all members of the Incentive Compensation Group, all Participants and Beneficiaries and all persons claiming under or through any of them.

     10.02 The Board of Directors and the Committee may rely upon any information supplied to them by any officer of the Company or by the Company's independent public accountants and may rely upon the advice of such accountants and of counsel, and shall be fully protected in relying upon any such information and advice. Members of the Board of Directors who are also officers of the Company may on invitation attend the meetings of the Committee, but,





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unless appointed and serving as members of the Committee, shall have no vote.

     10.03 No member of the Board of Directors or of the Committee shall be liable for any act or failure to act of any other member of such Board or Committee, as the case may be, or of any officer, agent or employee, nor shall any member of the Board of Directors or of the Committee be liable for any act, or failure to act, of his own unless such act or failure to act shall have been in bad faith or grossly negligent. Any document required to be delivered to the Board of Directors or to the Committee shall be deemed to have been so delivered if and when addressed to and received by the Secretary of the Company or the Secretary of the Committee, as the case may be.

     10.04 The fact that a member of the Board of Directors shall at the time be, or shall theretofore have been or thereafter may be, a Participant or eligible to receive an incentive compensation award shall not disqualify him from taking part in and voting at any time as a director in favor of or against amendment or termination of the Plan or other matters affecting the Plan.

     10.05 Appropriate provision shall be made for any taxes that the Company determines are required to be withheld from awards of incentive compensation under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

     10.06 The place of administration of the Plan shall be conclusively deemed to be within the State of Ohio, and the validity, construction, interpretation and administration of the Plan, and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Ohio. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, must be commenced shall be governed by the laws of the State of Ohio, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.


11.  TERM OF PLAN

The Plan shall be in effect, and awards of incentive compensation may be made under the Plan, for each of the calendar years from 1994 to 1998, both inclusive. Unless the Plan shall be renewed, no awards of incentive compensation shall be made under the Plan for any calendar year subsequent to 1998, but as to awards made for the calendar years 1994 to 1998, both inclusive, the Plan will continue in effect in accordance with its terms.


12.  OTHER COMPENSATION OR INCENTIVE ARRANGEMENTS

The Plan is not intended as and shall not be deemed a substitute for or preclude continuance or establishment of incentive compensation, profit participation or bonus plans of Subsidiaries, divisions or profit centers of the Company or any other plan, practice or arrangement for the payment of compensation or fringe benefits, including, without limitation,





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commissions, prizes, suggestion or special awards, production or similar bonuses, retirement, profit sharing, group insurance, stock purchase or stock bonus plans or other bonus plans or arrangements, that may now or hereafter be in effect for employees generally or any group or class of employees, and any such plan, practice or arrangement may be continued or authorized and payment thereunder made independently of the Plan.


13.  AMENDMENT OR TERMINATION

     13.01 Subject to any applicable shareholder approval requirement of law, the Plan may at any time or from time to time be amended in any respect, including, without limitation, to qualify incentive compensation awards hereunder as performance-based compensation under Section 162(m), or may at any time be terminated, by either the shareholders of the Company or by the Board of Directors, subject to the provisions of paragraphs 13.02 and 13.03 below.

     13.02 Only the shareholders of the Company may amend the provisions of the Plan so as

     (a) to increase any incentive compensation award for any Compensation Year above the amount authorized by the Plan, and any rules and regulations thereunder;

     (b) to change the provisions of paragraph 8.01 relating to the administration of the Plan;

     (c) to materially modify the requirements as to eligibility for participation in the Plan; or

     (d) to change the provisions of this Section 13.

     13.03 No amendment or termination of the Plan by either the shareholders of the Company or the Board of Directors shall, without his consent, affect any incentive compensation award theretofore made to a Participant.




14. DEFINITIONS

Unless otherwise required by the context, the terms used in this Plan shall have the meanings set forth in this Section 14.

  BENEFICIARY: As applied to a Participant, a person or entity (including a trust or the estate of the Participant) designated with the approval of the Committee, in a written document executed by the Participant in such form as shall be approved by the Committee, to receive the unpaid balance of an award after the death of the Participant. If at the time when an unpaid balance of an award shall be or become payable at or after the death of a Participant there shall not be any living person or any entity in existence so designated, the term "Beneficiary" shall mean the legal representatives of the Participant's estate.

  BOARD OR BOARD OF DIRECTORS:  The Board of Directors of the Company.

  CHANGE IN CONTROL: A change in control of the Company as defined in paragraph 5.07(b) above.

  CHIEF EXECUTIVE OFFICER: Such officer of the Company as shall at the time have been designated by the Board of Directors to serve as chief executive officer of the Company.





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





  COMMITTEE OR COMMITTEE ON OFFICERS' COMPENSATION: The Committee on Officers' Compensation, or any successor or substituted committee, of the Board of Directors.

  COMMON STOCK: The common stock of the Company, par value $0.625 per share, or such other class of shares or securities as may be applicable pursuant to an adjustment made under the Plan.

  COMPANY:  Borden, Inc., a New Jersey corporation.

  COMPENSATION YEAR: A calendar year for which the Plan is in effect in accordance with the provisions of Section 11 above.

  CORPORATE DIVISION: Major units of Borden, Inc., as determined by the chief executive officer from time to time.

  FAIR MARKET VALUE: As applied to a specific date, the average of the highest and lowest quoted selling prices of Common Stock on sales reported for such date for New York Stock Exchange issues on the consolidated stock exchange network or, if Common Stock was not traded on such date, on the next preceding day on which the Common Stock was so traded, or such other standard as may reasonably be fixed by the Committee.

  INCENTIVE COMPENSATION AMOUNT: As applied to a Compensation Year, the aggregate amount of the awards determined for such Compensation Year, beginning in 1994 and continuing through 1998, as set forth in Section 2 of the Plan.

  INCENTIVE COMPENSATION GROUP: As applied to a Compensation Year, the employees for such Compensation Year determined pursuant to paragraph 4.01 of the Plan.

  PARTICIPANT:  A member of the Incentive Compensation Group.

  PLAN: The Plan set forth in these pages. Any reference to this Plan may be made by reference to the title "1994 Management Incentive Plan" or by other suitable identification.

  PRETAX INCOME:  The pretax income of the continuing operations of the Company.

  PRIOR MANAGEMENT INCENTIVE PLANS: Management incentive plans of the Company that had been approved by its shareholders, namely, the Company's 1969, 1974, 1979, 1984, and 1989 Management Incentive Plans.

  SECTION 162(m): Section 162(m) of the Internal Revenue Code of 1986 as amended by the Revenue Reconciliation Act of 1993 and as it may be further amended from time to time.

  SHARE UNIT: A unit entitling the Participant to receive at a designated time or times in the future a cash payment equal to the Fair Market Value at such time or times of one share of Common Stock.

  SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

15. COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m)





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     (a) With respect to employees subject to Section 16(b) of the Securities
Exchange Act of 1934 as amended or Section 162(m), except to the extent that the Committee determines otherwise, transactions under the Plan are intended to, and shall, comply with all applicable conditions of Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of Section 162(m), and every provision of the Plan shall be administered, interpreted and construed to carry out that intent. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the plan administrators fails to so comply it shall be disregarded to the extent permitted by law and deemed advisable by the plan administrators concerned with matters relating to employees subject to Section 16(b) and Section 162(m) respectively.

     (b) Notwithstanding any provision of the Plan to the contrary,

             (i) the Plan is intended to give the Committee the authority to grant incentive awards that qualify as performance-based compensation under Section 162(m), and if specifically authorized by the Committee incentive awards that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and

             (ii) any Provision of the Plan that would prevent an incentive award that the Committee intends to qualify as performance-based compensation under Section 162(m) from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.





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